                       SECOND REVISED AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                       BEELAND MANAGEMENT COMPANY, L.L.C.

         This Second Revised Amended and Restated Operating Agreement (the "Agreement") of Beeland Management Company, L.L.C. (the "Company") is entered into and shall be effective as of the 12th day of April, 2000 by and among James
B. Rogers, Jr., an individual residing in New York, New York, Clyde C. Harrison, an individual residing in Cary, Illinois; Carlos Resendez, an individual residing in San Antonio, Texas; Charles Sisk, an individual residing in Weston, Connecticut; Brian Cornell, an individual residing in Buffalo Grove, Illinois; Terry Savage, an individual residing in Chicago, Illinois; the Ralph Wanger Trust, an intervivos trust; Arbor Research & Trading, Inc., a corporation ("Arbor"), and Wildman, Harrold, Allen & Dixon ("Wildman"), a general partnership, as Members (the "Founding Members"), and any other Persons who may from time to time become Members (the Founding Members and any such other Members are collectively referred to as the "Members").

                                    RECITALS

A. WHEREAS, the Founding Members formed the Company as of June 6, 1997 pursuant to an Operating Agreement (the "Original Agreement");

B. WHEREAS, the Original Agreement was amended and restated as of November 1, 1998 (the "First Amendment");

C. WHEREAS, certain Interests (as defined in Section 1.9(m)) have been transferred and additional Interests have been acquired by new Members, pursuant to the terms of the First Amendment;

D. WHEREAS, the parties to this Agreement desire to effect certain amendments to the First Amendment;

E. WHEREAS, except as so amended, the parties to this Agreement desire to continue the Company pursuant to the terms and conditions of the First Amendment; and

F. WHEREAS, the parties to this Agreement desire to set forth their entire agreement in one document, upon the terms and conditions set forth herein.

NOW THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   THE COMPANY

         1.1 FORMATION. The Company was formed as an Illinois limited liability company effective as of June 6, 1997 by filing of Articles of Organization with the Illinois Secretary of State pursuant to, and in accordance with, the provisions of the Illinois Limited Liability Company Act.

         1.2 NAME. The name of the Company is Beeland Management Company, L.L.C. All business of the Company shall be conducted in such name except as the Managing Members (as listed on EXHIBIT B hereto) may otherwise determine.

         1.3 PURPOSE. The purpose of the Company shall be to engage in business as a manager of commodity pools both as a Commodity Trading Advisor and as a Commodity Pool Operator. The Company may provide all necessary and appropriate financial and administrative services and support for such activities and do all other things necessary or convenient to further the foregoing purposes. In addition, the Company may carry out any and all other activities as permitted under the Act.

         1.4 PLACE OF BUSINESS. The principal place of business of the Company shall be at 1000 Hart Road, Suite 260, Barrington, Illinois 60010 and at such other place(s) as may be approved by the Managing Members.

         1.5 TERM. The term of the Company commenced on the date of filing of its Articles of Organization with the Illinois Secretary of State and shall continue until December 31, 2097, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

         1.6 STATUTORY AND REGULATORY COMPLIANCE. The Company and its business activities are regulated by the Commodity Futures Trading Commission ("CFTC") and by one or more self regulatory organizations ("SRO"), as that term is defined in the Commodity Exchange Act of 1936, as amended (the "CEA"). Accordingly, the business of the Company shall be conducted in accordance with the laws, policies, standards, rules and regulations (including, without limitation, all of the foregoing as they relate to securities and futures) of
(i) the federal and all applicable state governments, (ii) the CFTC and the Securities and Exchange Commission (the "SEC"), (iii) all applicable SROs, and contract markets (as that term is defined in the CEA), and (iv) each and every other industry, governmental or quasi-governmental agency, body or tribunal having jurisdiction over the Company or its business activities.

         1.7 TITLE TO PROPERTY. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name or right. The Company shall hold all of its Property in the name of the Company and not in the name of any Member, unless otherwise determined by the Managing Members to be necessary or advisable for purposes of


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complying with applicable regulatory or exchange requirements. Each Member's
Interest in the Company shall be personal property for all purposes.

         1.8 PAYMENTS OF INDIVIDUAL OBLIGATIONS. The Members shall use the Company's credit and assets solely for the benefit of the Company and no asset of the Company shall be transferred or encumbered for or in payment of any individual obligation of a Member.

         1.9 DEFINITIONS. Capitalized words and phrases used in this Agreement have the following meanings:

                  (a) "Act" means the Illinois Limited Liability Company Act, as set forth in 805 ILCS Section 180/1-1 ET SEQ. as amended from time to time (or any corresponding provisions of succeeding law).

                  (b) "Agreement" means this Operating Agreement, as it may be amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

                  (c) "Associate Member" has the meaning set forth in subsection 10.1.

                  (d) "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy."

                           (i) A "Voluntary Bankruptcy" means, with respect to
                  any Person, the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above.

                           (ii) An "Involuntary Bankruptcy" means, with respect
                  to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, or regulation, or the filing of any such petition against such Person with petition shall not be dismissed within ninety (90) days, or, without the


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


                  consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidation of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

                  (e) "Business Day" means a day of the year on which the Chicago Mercantile Exchange is open for trading in any of its markets.

                  (f) "Capital" means the total of all Members' Capital
         Accounts.

                  (g) "Capital Account" and "Capital Account Balance" is determined by adding a Member's Capital Contribution, if any, and subtracting distributions made pursuant to subsection 4.1 or tax related payments made pursuant to subsection 4.2. It shall also include each Member's share of Profits or Losses when determined and allocated pursuant to subsection 3.1.

                  (h) "Capital Contributions" means the amount of money, if any, contributed to the Company by a Member.

                  (i) "Company" means the limited liability company formed pursuant to subsection 1.1 and the company continuing the business of this Company in the event of dissolution as herein provided.

                  (j) "Family" means a spouse, sibling, direct descendant or direct ancestor of a Member; a spouse of a sibling, direct descendant or direct ancestor of a sibling; or a trustee of a trust or custodian of a custodianship primarily for the benefit of one or more of the foregoing and/or a Member.

                  (k)      "Fiscal Year" means:

                           (i) any twelve month period commencing on January 1
                  and ending on December 31, of any year beginning with 1997;

                           (ii) the period commencing on the date hereof and
                  ending on December 31, 2000; or

                           (iii) any portion of the period described in clause
                  (i) for which the Company is required to allocate Profits and Losses pursuant to Article 3 hereof.

                  (l) "Founding Members" means James B. Rogers, Jr., Clyde C. Harrison, Carlos Resendez, Charles Sisk, Brian Cornell, Terry Savage, the Ralph Wanger Trust, Arbor Research & Trading, Inc. and Wildman, Harrold, Allen & Dixon.

                  (m) "Interest" means an ownership interest in the Company, including any and all benefits to which Members may be entitled as provided in this


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         Agreement, together with all obligations of such Members to comply with the terms and provisions of this Agreement.

                  (n) "Liquidating Event" means any of the circumstances set forth in subsection 12.1.

                  (o) "Managing Member(s) means "Manager(s)" as defined by the Act.

                  (p) "Members" means those individuals and entities executing this Agreement as Members.

                  (q) "Person" means any individual, partnership, limited liability company, corporation, trust or other entity.

                  (r) "Percentage Interest" shall mean a Member's interest in the Company expressed as a percentage of the total of all Percentage Interests of all Members (I.E., 100%).

                  (s) "Profits" and "Losses" means for each Fiscal Year the Company's net income or loss determined in accordance with United States generally accepted accounting principles applied on a consistent basis.

                  (t) "Property" means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

                  (u) "Regulatory Agency" means the CFTC, the SEC, each SRO and each state securities regulator or agency having jurisdiction over the Company and/or its business.

                  (v)      "Transfer" means:

                           (i) as a noun, any voluntary or involuntary transfer,
                  sale, or other disposition of an Interest, and

                           (ii) as a verb, voluntarily or involuntarily to
                  transfer, sell, or otherwise dispose of an Interest.

         1.10 RECITALS. The recitals set forth above are hereby incorporated as an integral part of this Agreement, and not as mere introductory material.

                                    ARTICLE 2

                                     CAPITAL

         2.1 MEMBERS. The names, addresses, Percentage Interests and the Capital Contributions, if any, of each of the Members as of the date hereof are set forth on EXHIBIT A attached hereto, and herein incorporated by reference.


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         2.2 ADDITIONAL CAPITAL CONTRIBUTIONS. A Member may only make additional
Capital Contributions upon the affirmative vote of all Members.

         2.3 RETURN OF EXCESS CAPITAL. Except as provided in subsection 12.2 of this Agreement, no Member shall demand, withdraw or receive a return of his Capital Account without the unanimous consent of the Managing Members.

         2.4 EARNINGS ON CAPITAL. No Member shall receive any interest, salary or draw with respect to their Capital Contributions or their Capital Account or for services rendered on behalf of the Company or otherwise in their capacity as a Member, except as otherwise provided in this Agreement.

         2.5 LOANS. Any Member may, with the affirmative vote of a majority of the Members, excluding such Member, lend or advance money to the Company. If any Member shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a Capital Contribution, but shall represent a debt due from the Company. The amount of any such loan or advance shall be repayable solely out of the Company's cash reserves and shall bear interest at the rate previously agreed between the Company and the lending Member. None of the Members shall be obligated to make any loan or advance to the Company. If any Member shall guarantee any loan or loans to the Company, the amount of any such guarantee may be treated as a Capital Contribution for purposes of Article 3, and in such event the guaranteed amount shall constitute a debt due the Member from the Company.

                                    ARTICLE 3

                                   ALLOCATIONS

         3.1 PROFITS AND LOSSES. Profits and Losses are to be determined annually in accordance with United States generally accepted accounting principles applied on a consistent basis. At the end of each Fiscal Year, all Profits and Losses shall be allocated proportionately based on each Member's Percentage Interest in the Company, as reflected on the attached EXHIBIT A (as the same may be amended from time to time).

                                    ARTICLE 4

                                  DISTRIBUTIONS

         4.1 DISTRIBUTIONS. Except as provided in Article 12 hereof, the Members shall receive cash distributions at such times and in such amounts as the Managing Members shall determine. However, no Member shall have the right to receive any distribution except those distributions required pursuant to subsection 2.3 and Article 12. Each Member shall be entitled to annual distributions in amounts necessary to pay any income tax or to settle any complaint of a Regulatory Agency of which the Company either has been or is a member. Any such distributions shall reduce the

Capital Account of the Member receiving the distributions or the Member on whose behalf the distribution was made.

         4.2      AMOUNTS WITHHELD.

                  (a) Any amounts withheld pursuant to the Internal Revenue Code or any provision of any state, local or foreign tax law shall be treated as amounts distributed to the Members pursuant to subsection
         4.1. The Company is authorized to pay over such amounts to any applicable government authority on behalf of a Member and deduct such amounts from the Member's Capital Account.

                  (b) Notwithstanding subsection 2.2, each year each Member shall be allowed to re-contribute to the Company an amount not exceeding that amount paid by the Company pursuant to subsection 4.2(a). Should a Member choose to re-contribute amounts withheld under this Article, such amount must be re-contributed to the Company within 30 days from the date of filing that tax return or from receipt of the corresponding tax refund, whichever is later.

                                    ARTICLE 5

                    RIGHTS AND DUTIES OF THE MANAGING MEMBERS

         5.1 MANAGING MEMBERS. The management of the Company shall vest in the Members. However, administration of the Company's operations shall vest in the Managing Members. As of the date of this Agreement, the Managing Members are Clyde C. Harrison, Brian Cornell and Richard L. Chambers. The name of each Managing Member shall be listed on the attached Exhibit B. Exhibit B shall be amended, from time to time, each time that the number or identity of any of the Managing Members should change.

         5.2      ELECTION AND TERM.

                  (a) The term of each Managing Member shall continue until such Managing Member is removed or resigns in accordance with this Article.

                  (b) In addition to the current Managing Members, any other Managing Member shall be elected for annual terms by the affirmative vote of Members holding at least sixty-seven percent (67%) of all Percentage Interests held by Members.

         5.3 AUTHORITY OF THE MANAGING MEMBERS. The Managing Members shall have the authority, on behalf of the Company, to do all things necessary or convenient to carry out the ordinary business affairs of the Company, including, without limitation:

                  (a) the institution, prosecution and defense of any proceeding in the Company's name;


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


                  (b) appointment and discharge of officers, employees and agents of the Company, the defining of their duties, and the establishment and payment of their compensation;

                  (c) payment of pensions and establishment of pension plans, pension trusts, profit sharing plans, and benefit and incentive plans for all or any of the current or former employees of the Company;

                  (d) purchase of insurance on the life of any of its employees for the benefit of the Company;

                  (e) the indemnification of Members or any other Person;

                  (f) the execution on behalf of the Company of all instruments and documents, which have been authorized by the Members including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of Company Property; assignments; bills of sale; leases; and any other documents or instruments necessary to the business of the Company; and

                  (g) the doing and performing of all other acts as may be necessary or appropriate to the ordinary conduct of the Company's business.

         5.4 APPROVAL OF THE MEMBERS REQUIRED. Notwithstanding any other authority provided herein, without the approval of Members holding a minimum of 67% of the Percentage Interests in the Company, the Managing Members shall not have the authority to do any of the following:

                  (a) expend or use the Company Property except upon the account and for the benefit of the Company;

                  (b) sell, mortgage, lease, pledge, or otherwise dispose of all, or substantially all, of the assets of the Company;

                  (c) pledge any of the Company's credit or Property for other than Company purposes;

                  (d) except to the extent provided for in Section 5.11, cause the Company to incur any debt or contract obligating the Company to pay an aggregate amount (exclusive of interest) of more than $50,000;

                  (e) compromise, settle or release any debt due to the Company except upon full payment thereof or except in the ordinary course of business;

                  (f) assign the Company Property in trust for creditors or on the assignee's promise to pay the debts of the Company;

                  (g) obtain debt on behalf of the Company;

                  (h) settle litigation or regulatory claims for any sum in excess of Twenty Five Hundred Dollars ($2,500);

                  (i) confess a judgment against the Company or any Company Property;

                  (j) dispose of any of the goodwill of the Company business; or

                  (k) do any other act which would make it impossible to carry on the ordinary business of the Company.

         5.5 COMPENSATION OF THE MANAGING MEMBERS; REIMBURSEMENT FOR EXPENSES. No Managing Member shall be entitled to receive compensation for serving in such capacity. However, Managing Members who also serve as Officers (as defined in Section 5.10) of the Company may be compensated subject to the conditions set forth in Section 5.10. Managing Members shall be entitled to receive reimbursement for expenses which they reasonably incur on behalf of the Company.

         5.6 MANAGING MEMBER'S STANDARD OF CARE; WAIVER OF LIABILITY. A Managing Member owes a duty to the Company and to the Members in the discharge of the Member's duties and must refrain from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. In discharging his duties, each Managing Member may reasonably rely on Persons as to matters the Managing Member reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid. Each Member of the Company, in his or her individual capacity, hereby waives any and all claims against the Managing Members for and hereby releases the Managing Members from any and all losses, damages, liabilities, claims, causes of action, omissions, demands, expenses or any other acts or failures to act arising from or out of his duties as a Managing Member. Nothing contained in the last sentence above shall constitute a waiver of any claim which the Company may have against a Managing Member or limit any Member's authority to assert such a claim on a derivative basis.

         5.7 REMOVAL OF MANAGING MEMBER. A Managing Member may be removed by the affirmative vote of Members holding eighty percent (80%) of the total of all Membership Interests. In the event of removal or resignation of a single Managing Member, the remaining Members shall select a successor as provided in
Section 5.2, above.

         5.8 RESIGNATION. A Managing Member may resign at any time by giving written notice to the Members. The resignation of a Managing Member shall take effect upon receipt of such notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Managing Member shall not affect his rights as a Member and shall not constitute the withdrawal of a Member.

         5.9 BANK ACCOUNTS. Each Managing Member may from time to time open accounts in the name of the Company with such signatories as designated by the Managing Members.

         5.10 OFFICERS. At the time of this Agreement, Clyde C. Harrison has been elected Chief Operating Officer of the Company, Richard L. Chambers has been elected Secretary of the Company and Robert P. Bramnik (not in his individual capacity, but solely as a representative of Wildman) has been elected General Counsel of the Company (collectively, the "Officers"). The Officers shall be entitled to receive compensation for serving in such capacity as approved by a majority of the Members. Each Officer shall hold such office until the earlier of their respective resignations or until his successors are elected by a majority of the Members.

         5.11     CONSULTING AND PROFESSIONAL SERVICES AGREEMENTS.

                  (a) The Members consent to the Company entering into (i) the Amended and Restated Consulting Agreement between the Company and Cornell Investment Advisory, LLC, dated as of April 1, 2000 and (ii) the Amended and Restated Investment Advisory Agreement between the Company and Hart Capital Management (a division of Arbor), dated as of April 1, 2000. Renewals of and/or amendments to such agreements must be approved by the affirmative vote of Members holding not less than a majority of the Percentage Interests of the Company. Any Member who is or who has an interest in the entity with whom the Company contracts shall abstain from voting on any such renewal or amendment.

                  (b) The Company may continue to employ Wildman, Harrold, Allen & Dixon ("WHAD") as its counsel, provided that WHAD shall not charge the Company fees for legal services in excess of WHAD's regular, standard hourly rates.

                                    ARTICLE 6

                          RIGHTS AND DUTIES OF MEMBERS

         6.1      RIGHTS AND DUTIES OF MEMBERS.

                  (a) Members who are not Managing Members shall not have any individual authority to act for or bind the Company, nor transact any business for the Company. However, Members who are Officers of the Company may act for and bind the Company if such transactions are within the scope of their duties as an Officer.

                  (b) Each Member agrees to indemnify, protect and hold harmless, on an after-tax basis, each other Member, such Member's permitted assigns and successors, and the Company and its agents, employees, officers, Managing


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         Members, successors and permitted assigns, from and against all losses, damages, injuries, claims, demands and expenses arising out of such Member's acts of willful and wanton misconduct, limited to the extent that such losses, damages, injuries, claims, demands and expenses are not reimbursed under a policy of insurance carried by the Company.

                  (c) The Members of the Company may elect such Managing Members of the Company which the Members deem, in their sole discretion, necessary and appropriate for the Company to carry out its activities as contemplated in this Agreement. Each Managing Member shall be elected or appointed by the affirmative vote of the Members, as provided in subsection 5.2(b). The names of the Managing Members are set forth in EXHIBIT B which is attached hereto and incorporated by reference herein and which shall be amended when such additional or successor Managing Members have been duly elected or until a Managing Member's death, resignation or removal pursuant to Subsection 5.7 by the Members whenever, in their judgment, the best interests of the Company would be served thereby. A vacancy because of death, resignation, removal, disqualification or otherwise, may be filled by the remaining Members.

                  (d) The Members of the Company, by affirmative majority vote, may take any action for which a greater percentage vote is not required, either by virtue of Subsection 5.4 above, or otherwise.

         6.2 CONFLICTS OF INTEREST. Neither the Managing Members nor any Member need devote full time to the Company's business, but shall devote such time as he, in his discretion, deems necessary to make management decisions and otherwise fulfill their responsibilities. Except as set forth below, nothing in this Agreement shall be deemed to restrict in any way the rights of any Member, or any affiliate of any Member, to conduct any other business or activity whatsoever, and no such Member shall be accountable to the Company or to any Member with respect to that business or activity even if the business or activity competes with the Company's business. Each Member understands and acknowledges that the conduct of the Company's business may involve business dealings and undertakings with Members, the Managing Members, and affiliates. In any such event, those dealings and undertakings shall be at arm's length and on commercially reasonable terms, and neither the Managing Members nor any Officer may use his office to obtain favorable treatment for or on behalf of himself, his affiliates or others which would not otherwise be received in an arm's length transaction.

                                    ARTICLE 7

                                 INDEMNIFICATION

         7.1      DEFINITIONS.
                  (a) For purposes of this Article only, a "Covered Person" is a person who is or was:


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                           (i)     A Member;

                           (ii) an employee, agent, director, officer, member, partner, shareholder, trustee, fiduciary or beneficiary of a Member;

                           (iii) an employee, agent, director, officer, partner, shareholder, trustee, fiduciary or beneficiary of another person serving the Company or any entity in which the Company has an interest at the request of a Managing Member for the benefit of the Company.

                  (b) For purposes of this Article, a "Designated Matter" with respect to a Covered Person means a matter that is claimed to be (in the case of an assertion by a person adverse to such Covered Person) a matter related to such Covered Person's status with respect to, duties to, or activities for the intended benefit of, the Company, whether such status, duties or activities are direct or are through Persons other than who are Covered Persons and whether such duties or activities occurred before or after the organization of the Company.

         7.2 EXCULPATION. No Covered Person shall be liable to the Company or any other Member for any expenses, damages or losses with respect to a Designated Matter other than those expenses, damages or losses directly attributable to such Covered Person's willful misconduct or gross negligence or failure to act in good faith or in a manner that it reasonably believed to be in (or not opposed to) the best interests of the Company.

         7.3      INDEMNIFICATION.

                  (a) The Company shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company or the Members generally) as a result of a Designated Matter against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding if (A) such Covered Person acted in good faith, was not grossly negligent and did not willfully engage in misconduct, and acted in a manner that such Covered Person reasonably believed to be in (or not opposed to) the best interests of the Company, and (B) with respect to any criminal action or proceeding, such Covered Person had no reasonable cause to believe his or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that such Covered Person did not act in good faith, was grossly negligent or committed willful misconduct or acted otherwise than in a manner which such Covered Person reasonably believed to be in (or not opposed to) the best interest of the Company, or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or its conduct was unlawful.

                  (b) The Company shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or the Members generally to procure a judgment in its favor by reason of a Designated Matter against expenses (including attorneys' fees) actually and reasonably incurred by such Covered Person in connection with the defense or settlement of such action or suit if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in (or not opposed to) the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been adjudged to be liable to the Company or the Members generally unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (c) To the extent that a Covered Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) or (b) of this subsection, or in defense of any claim, issue or matter therein, the Company shall indemnify such Covered Person against expenses (including attorneys' fees) actually and reasonably incurred by such Covered Person in connection therewith.

                  (d) Expenses incurred by a Covered Person in defending a civil or criminal action, suit or proceeding with respect to a Designated Matter may, in the discretion of the Managing Members, be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount together with interest thereon if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company as authorized in this subsection.

                  (e) The Company may enter into an agreement to indemnify any Person (whether or not a Covered Person) as to any matter (whether or not a Designated Matter) to the extent such agreement (i) is a customary practice in the industry in all material aspects, taking into account all facts and circumstances, or (ii) is approved by the Managing Members and by the holders of a majority of the Percentage Interests of Members.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this subsection shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of disinterested Members or otherwise, both as to action in his or its official capacity and as to action in another capacity while holding such position, and shall continue as to any person or entity who has ceased to be a Member (or successor or assignee of a Member), director, officer, employee or agent of the

       Company or a Member (or successor or assignee of a Member) and shall inure to the benefit of the heirs, representatives, successors and assigns of such person or entity. The indemnification obligations contained in this subsection 7.3 are solely the obligations of the Company and no Member shall be deemed to be liable for such indemnification obligations by reason of its status as a Member in the Company.

                  (g) The Company shall have the power to purchase and maintain insurance on behalf of any person or entity who is or was a Member (or successor or assignee of a Member), or a Covered Person, including a director, officer, employee or agent of the Company or of a Member (or successor or assignee of a Member), or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or it and incurred by such person or entity in any such capacity, or arising out of his or its status as such, whether or not the Company would have the power to indemnify such person or entity against such liability under this subsection. However, neither (i) the availability and/or presence of such insurance nor (ii) any determination made by an insurance carrier concerning coverage issues, shall relieve or mitigate the Company's obligation(s) to indemnify pursuant to this
       Article 7.

         7.4 RELIANCE. The Members (and their successors and assignees), directors, partners and officers of the Company or of a Member (or its successors and assignees) may consult with counsel, accountants or other independent consultants of their choosing in respect to Company affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel, accountants or other independent consultants, provided that they shall have been selected with reasonable care.

                                    ARTICLE 8

                          ACCOUNTING; BOOKS AND RECORDS

         8.1 ACCOUNTING; BOOKS AND RECORDS. The Company shall maintain at its principal place of business separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of the Company business. The Company shall keep its books and records in conformity with United States generally accepted accounting principles applied on a consistent basis. Each Member shall have the right, at his sole expense and with reasonable notice to every other Member, to examine, copy, and audit the Company's books and records during normal business hours; provided, however, that the exercise of such right shall not disrupt the day-to-day operations of the Company.

         8.2 REPORTS. Within one hundred twenty (120) days after the end of each Fiscal Year, the Managing Members, shall at the Company's expense, provide each

Member with a summary report of the operations and business of the Company during the completed fiscal year.

         8.3 TAX RETURNS. The Managing Members shall, at the Company's expense, furnish each Member with a copy of the Schedule K-1 for the Member as well as such other form(s) as are required to be furnished under applicable law and regulation.

         8.4 BANKING. All available funds of the Company required for trading activities shall be deposited in the Company's name, in such account or accounts with domestic member banks of the Federal Reserve System as may be approved by the Managing Members; provided, however, that the Managing Members may elect to deposit all or a portion of the funds standing in the Company reserves in interest-bearing accounts with, or apply such funds to purchase short-term interest-bearing investments issued or guaranteed as to payment by, such banks or other financial institutions that are members of the Federal Deposit Insurance Corporation or the United States of America (or its agencies or instrumentalities). Withdrawals of funds from Company accounts shall be made on such signature or signatures as the Managing Members may approve from time to time.

                                    ARTICLE 9

                  METHOD OF VOTING; MEMBER MEETINGS; AMENDMENTS

         9.1 GENERAL. Actions and decisions requiring the approval of the Members or Managing Members pursuant to any provision of this Agreement may be taken at a meeting of the Members or the Managing Members, as the case may be, held either in person, by teleconference or videoconference, or by unanimous written consent without a meeting.

         9.2 MEETINGS. Meetings of the Members, for any purpose or purposes, may be called by any Managing Member or by any Member or Members holding at least twenty-five percent (25%) of the Percentage Interests held by Members.

         9.3 PLACE OF MEETINGS. The Members may designate any place, either within or outside the State of Illinois, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal place of business of the Company in the State of Illinois.

         9.4 NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five (5) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the Managing Members or Member or Members calling the meeting, to each Member entitled to vote at such meeting.

         9.5 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, either within or outside of the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         9.6 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members.

         9.7 QUORUM. Members holding at least sixty-seven percent (67%) of all Percentage Interests held by Members, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Percentage Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Percentage Interests whose absence would cause less than a quorum.

         9.8 MANNER OF ACTING. If a quorum is present, the act of the Members holding a Majority Interest shall be the affirmative vote of Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, the Articles of Organization or this Agreement. Unless otherwise expressly provided herein or required under applicable law, only Members who have an Interest may vote or consent upon any matter and their vote or consent, as the case may be, shall be counted in the determination of whether the matter was approved by the Members. In the event of an amendment to this Agreement, the provisions of Section 6.1(d) shall govern.

         9.9 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managing Members before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         9.10 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to a Managing Member of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this subsection 9.10 is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

         9.11 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.
                                    ARTICLE 10

                                ASSOCIATE MEMBERS

         10.1 NEW MEMBER ADMISSION. New Members ("Associate Members") (I.E., Members other than Founding Members and other Persons admitted pursuant to the terms of the First Amendment) may be admitted at any time with the affirmative vote of Members holding not less than seventy-five percent (75%) of the Percentage Interests of Members. Such Associate Members shall be admitted on the first day of the month specified by the Members and shall have the same rights and duties as other Members.

         10.2 ADMISSION PROCEDURES. No Associate Member shall be admitted unless such Associate Member executes, acknowledges and delivers to the Company such instruments as the Managing Members may deem necessary or advisable to effect the admission of such Associate Member, including, without limitation, the written acceptance and adoption by such Associate Member of the provisions of this Agreement. EXHIBIT A shall be revised from time to time to reflect all of the Members and Associate Members of the Company.

                                   ARTICLE 11

                                 TRANSFERABILITY

         11.1 GENERAL. No Member shall Transfer all or any portion of his Interest without the prior written consent of either (1) all of the Managing Members or (2) Members owning at least sixty-seven percent (67%) of Percentage Interests held by Members, which consent may be withheld by a Managing Member or by any Member for any reason or for no reason (it being understood that any purported Transfer in violation of this Agreement shall be null and void and of no force and effect).

         11.2 PERMITTED TRANSFERS. Notwithstanding anything contained in this Agreement to the contrary (except subsection 11.3 hereof, to which this subsection 11.2 is subject), Interests may be Transferred as follows:

                  (a)      by a Member to any member of his Family;

                  (b) to the personal representative of a Member who is deceased or adjudicated incompetent;

                  (c) by the personal representative of a Member who is deceased or adjudicated incompetent to any member of such Member's Family;

                  (d) upon termination of a trust which is a Member, by the trustee of such trust to the person or persons who, in accordance with the provisions of such trust, are entitled to receive the Interest held in trust; and

                  (e) to any Person who or which is a record AND beneficial owner of any Member which is not a natural person.

Interests Transferred in accordance with the foregoing provisions of this subsection 11.2 shall continue to be subject to the rights and obligations of the Members under this Agreement.

         11.3 LIMITATIONS ON TRANSFER. As a condition to the Company recognizing the effectiveness of any Transfer, the Managing Members may require the transferor or transferee, as the case may be, to execute, acknowledge and deliver to the Managers such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the Managing Members may deem necessary or desirable to:

                  (a)      verify the Transfer;

                  (b) confirm that the proposed transferee has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of this Agreement;

                  (c) maintain the status of the Company as a partnership for federal tax purposes; and

                  (d) assure compliance with any applicable state and federal laws.

                                   ARTICLE 12

                           DISSOLUTION AND TERMINATION

         12.1 DISSOLUTION. The Company shall be dissolved upon the occurrence of any of the following events:

                  (a) when the period fixed for the duration of the Company shall expire pursuant to subsection 1.5 hereof;

                  (b) the vote of a Member or Members owning greater than sixty-seven percent (67%) of the Percentage Interests held by Members;

                  (c) upon the death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in the Company (a "Withdrawal Event") if such Withdrawal Event causes the Company to have fewer than five (5) remaining Members; or

                  (d)      as otherwise required by law.

         12.2 WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS. The Company's assets on winding up shall be applied first to the expenses of the winding up, and thereafter all of the remaining Company assets shall be distributed in the following order:

                  (a) to creditors, including any Member who is also a creditor, in the order of priority as provided by law; and

                  (b) to the Members in accordance with their Capital Account Balances.

Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

         12.3 ARTICLES OF DISSOLUTION. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, articles of dissolution, as required by the Act, shall be executed in duplicate and filed with the Illinois Secretary of State.

         12.4 EFFECT OF FILING OF ARTICLES OF DISSOLUTION. Upon the filing of articles of dissolution with the Illinois Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Managing Members shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

         12.5 RETURN OF CONTRIBUTION; NONRECOURSE. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contributions. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contributions of one or more Members, such Members shall have no recourse against any Members of the Company, except as otherwise provided by law.

                                   ARTICLE 13

                                  MISCELLANEOUS

         13.1 NOTICES. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and sent by overnight courier, or may be given by telephone, facsimile or electronic mail if such telephone conversation, facsimile or electronic mail is followed by a written copy of the telephone conversation, facsimile communication or electronic mail sent by overnight courier. The overnight courier shall be sent with confirmation of delivery required, charges prepaid, addressed as follows:

                  (a) if to the Company, at the address set forth in subsection 1.4 hereof, or to such other address as the Company may from time to time specify by notice to the Members, or

                  (b) if to a Member, to such Member at its address set forth on EXHIBIT A hereto, or to such other address as such Member may from time to time specify by notice to the Company.

Regardless of the method of notice, any such notice shall be deemed to be delivered, given and received as of the Business Day following the date that such written copy of the communication was sent via overnight courier as provided in this subsection 13.1.

         13.2 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees and permitted assigns.

         13.3 CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. The terms of this Agreement are intended to embody the economic relationship among the Members and shall not be subject to modification by, or be conformed with, any actions by the Internal Revenue Service except as this Agreement may be explicitly so amended and except as may relate specifically to the filing of tax returns.

         13.4 TIME. Time is of the essence with respect to this Agreement.

         13.5 HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         13.6 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         13.7 INCORPORATION BY REFERENCE. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides, or as otherwise agreed to by affirmative vote of the Members.

         13.8 FURTHER ACTION. Each Member agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         13.9 VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter and singular or plural, as the identity of the Person or Persons may require.

         13.10 GOVERNING LAW. The laws of the State of Illinois shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members without giving effect to the conflict of laws principles.

         13.11 COUNTERPART EXECUTION.

                  (a) This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one and the same agreement.

                  (b) Members admitted subsequent to the date of this Agreement must sign such admission documents that the Managing Members determine to be necessary to reflect their intention to be bound by the terms and conditions set forth in this Agreement. Any such written documents to admit new Members need only be executed by all of the then Managing Members to bind the Company and by the newly admitted Member(s).

         13.12 POWER OF ATTORNEY. The Members hereby jointly and severally irrevocably constitute and appoint each of the Managing Members, with full power of substitution, their true and lawful attorney-in-fact, in their name, place and stead to make, execute, sign, acknowledge, record and file, on behalf of them and on behalf of the Company, the following:

                  (a) The Articles of Organization and any other certificates or instruments that may be required to be filed by the Company or Members under the laws of the State of Illinois and any other jurisdiction whose laws may be applicable, provided that such certificates or instruments have been authorized by the particular Member or Members, and

                  (b) Such instruments or documents as may be deemed necessary or desirable by the Managing Members in connection with the termination of the Company business, and

                  (c) Any and all amendments to the instruments described in clauses (a) and (b) above, provided that such amendments are either required by law to be filed, or are consistent with this Agreement as it may exist from time to time, or have been authorized by the particular Member or Members.

                  The foregoing grant of authority:

                           (i) Is a special power of attorney coupled with an
                  interest, is irrevocable and shall survive the death or incapacity of the Member granting the power, and

                           (ii) may be exercised by any Managing Member on
                  behalf of each Member by a facsimile signature or by listing all of the Members executing any instrument with a single signature as attorney-in-fact for all of them, and

                           (iii) shall survive the resignation of a Member from
                  the Company or the delivery of an assignment by a Member of the whole or any portion of his Interest in the Company.

         IN WITNESS WHEREOF, the undersigned have entered into this Operating Agreement of the Company as of the date first above set forth.


/s/ James B. Rogers, Jr.                    /s/  Carlos Resendez
James B. Rogers, Jr.                        Carlos Resendez


/s/ Clyde C. Harrison                       /s/ Terry Savage
Clyde C. Harrison                           Terry Savage


Ralph Wanger Trust                          /s/ Charles Sisk
                                            Charles Sisk


By __________________________               Wildman, Harrold, Allen & Dixon
     Ralph Wanger, Trustee


                                            By /s/ Robert L. Shuftan
                                             Robert L. Shuftan, Managing Partner


_______________________________             /s/ Brian Cornell
John Lamar King, Jr.                        Brian Cornell


Arbor Research & Trading, Inc.              Louis J. Petralli Living Trust
                                            (TD6/13/97)


By /s/ Richard L. Chambers                  By  /s/ Richard L. Chambers
       Richard L. Chambers                          Richard L. Chambers,
       Executive Vice President                     Managing Member, as its
                                                    attorney-in-fact


Barbara J. Deeds                            Stafford Trading
James H. Deeds


By  /s/ Richard L. Chambers                 By  /s/ Richard L. Chambers
        Richard L. Chambers,                        Richard L. Chambers,
        Managing Member, as                         Managing Member, as its
        their attorney-in-fact                      attorney-in-fact

Eugene G. Good, Sr.                         William Ramirez


By /s/ Richard L. Chambers                  By /s/ Richard L. Chambers
       Richard L. Chambers,                        Richard L. Chambers, Managing
       Managing Member, as                         Member, as his
       his attorney-in-fact                        attorney-in-fact


Paul A. Taylor                              Marvin W. Frisch


By /s/ Richard L. Chambers                  By /s/ Richard L. Chambers
       Richard L. Chambers,                        Richard L. Chambers, Managing
       Managing Member, as                         Member, as his
       his attorney-in-fact                        attorney-in-fact


Natalie Rousso Bushell                      James L. Llewellyn
Bernard Bushell


By /s/ Richard L. Chambers                  By /s/ Richard L. Chambers
       Richard L. Chambers,                        Richard L. Chambers,
       Managing Member, as                         Managing Member, as his
       their attorney-in-fact                      attorney-in-fact


J. Mark Garlinghouse                        Clifford K. Klose and
                                            Marjorie J. Klose Trust
                                            (dated 12/12/88)


By /s/ Richard L. Chambers                  By /s/ Richard L. Chambers
       Richard L. Chambers,                        Richard L. Chambers, Managing
       Managing Member, as                         Member, as its
       his attorney-in-fact                        attorney-in-fact


Donald S. McAlvany


By /s/ Richard L. Chambers
       Richard L. Chambers,
       Managing Member, as
       his attorney-in-fact

/s/ Fred Handler                            /s/ James R. Stevens
    Fred Handler                                James R. Stevens


/s/ Richard L. Chambers
Richard L. Chambers

                              AMENDED EXHIBIT A TO
                             OPERATING AGREEMENT OF
                       BEELAND MANAGEMENT COMPANY, L.L.C.
                             (AS OF APRIL 12, 2000)

                                     MEMBERS


Members                                                Percentage Interest                Capital Contribution
-------                                                -------------------                --------------------
James B. Rogers, Jr.                                         52.14%                               N/A
Beeland Interests, Inc.
352 Riverside Drive
New York, NY 10025

Clyde C. Harrison                                              12%                                N/A
510 Diamond Lane
Cary, IL 60013

Ralph Wanger Trust                                            9.48%                             $250,000
Wanger Asset Management, L.P.
227 W. Monroe Street, 30th Floor
Chicago, IL 60606

Arbor Research & Trading, Inc.                                3.79%                               N/A
1000 Hart Road, Suite 260
Barrington, IL 60010

Carlos Resendez                                               3.79%                               N/A
4414 Centerview Drive, Suite 266
San Antonio, TX 78228

Charles Sisk                                                    2%                                N/A
93 Georgetown Road
Weston, CT 06883

Brian Cornell                                                   2%                                N/A
2820 Roslyn Lane
Buffalo Grove, IL 60089

Wildman, Harrold, Allen & Dixon                                 2%                                N/A
225 W. Wacker Drive, Suite 3000
Chicago, IL 60606


                                       26

Terry Savage                                                  0.95%                               N/A
211 East Ontario Street, Suite 600
Chicago, IL 60611

John L. King, Jr.                                             2.85%                               N/A
Buckhead Center; Suite 640
2970 Peachtree Road
Atlanta, GA 30305

Richard L. Chambers                                             3%                                 N/A
246 Oak Knoll Road
Barrington, IL  60010

Fred Handler                                                    1%                                 N/A
27044 West Coventry Court
Barrington, IL  60010

James R. Stevens                                                1%                                 N/A
26 Brinker Road
Barrington Hills, IL  60010

Louis J. Petralli & Judith L. Petralli,                         1%                               $100,000
Trustees of the Louis J. Petralli Revocable
Living Trust dated 6/13/97
100 Granite Hill Road #289
Grants Pass, OR  97526

Barbara J. Deeds and James H. Deeds                           0.25%                             $50,000
33304 U.S. Highway 550
Durango, CO  81301

William L. Darnall                                            0.25%                             $50,000
c/o Stafford Trading
230 South LaSalle Street
Suite 688
Chicago, IL  60604

Eugene G. Good, Jr.                                           0.25%                             $50,000
Six Dunedin Circle, Suite 610
Pinehurst, NC  28374


                                       27

William Ramirez                                               0.25%                             $50,000
20419 Tamara Oak Dr.
Cornelius, NC  28031

Paul A. Taylor                                                0.25%                             $50,000
1848 Bishops Green Drive
Marietta, GA  30062

Marvin W. Frisch                                              0.50%                             $100,000
12313 Cooney Drive
Woodstock, IL  60098

Natalie Rousso Bushell                                        0.25%                             $50,000
Bernard Bushell
425 East 58th St.
New York, NY  10022

James M. Llewellyn                                           0.125%                             $25,000
2264 Pernoshal Court
Dunwoody, GA  30338

J. Mark Garlinghouse                                         0.125%                             $25,000
383 Tanglin Road
Singapore  247966

Clifford F. Klose & Marjorie J. Klose,                        0.50%                             $100,000
Trustees of the Clifford F. Klose and
Marjorie J. Klose Trust dated 12/21/88
608 Terrace Drive
Crystal Lake, IL  60014

Donald S. McAlvany                                            0.25%                             $50,000
166 Turner Drive
Durango, CO  81301


                                    EXHIBIT B
                                       TO
                               OPERATING AGREEMENT
                                       OF
                         BEELAND MANAGEMENT COMPANY, LLC
                              AS OF APRIL 12, 2000

                                MANAGING MEMBERS


                  Clyde C. Harrison

                  Brian Cornell

                  Richard L. Chambers


                                       29